UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2022

AdaptHealth Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38399	82-3677704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West Germantown Pike, Suite 250 Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

(610) 630-6357
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AHCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

As previously disclosed, effective May 16, 2022, Frank Mullen, Chief Accounting Officer and principal accounting officer of AdaptHealth Corp. (“AdaptHealth” or the “Company”) resigned from his positions at the Company for personal reasons. Following Mr. Mullen’s resignation, Jason Clemens, the Company’s Chief Financial Officer and principal financial officer, will serve as principal accounting officer until a permanent replacement for Mr. Mullen is appointed.

Mr. Clemens, age 44, has served as the Company’s Chief Financial Officer since August 2020. Prior to joining AdaptHealth, Mr. Clemens served as the Senior Vice President and Operations Chief Financial Officer of MEDNAX, Inc., a national provider of health solutions to hospitals, health systems and healthcare facilities. Mr. Clemens holds a B.S. in Industrial Engineering from Lehigh University and an M.S. in Finance and an M.B.A from the Indiana University Kelley School of Business. Mr. Clemens is also a Chartered Financial Analyst and a Certified Six Sigma Blackbelt.

Mr. Clemens’ compensatory arrangements will not change as a result of his appointment as principal accounting officer. There are no arrangements or understandings between Mr. Clemens and any other person pursuant to which he was selected as principal accounting officer. Mr. Clemens has no family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2022

AdaptHealth Corp.

By:	/s/ Jason Clemens
	Name:	Jason Clemens
	Title:	Chief Financial Officer

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